exhibit 10.36(a)

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT
FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “First Amendment”), dated as of November 3, 2014 among JETBLUE AIRWAYS CORPORATION, a Delaware corporation (the “Borrower”), CITIBANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) and as Issuing Lender, GOLDMAN SACHS BANK USA, APPLE BANK FOR SAVINGS and COLUMBIA STATE BANK, as new Revolving Lenders, the Terminating Lenders (as defined below) and the Consenting Lenders (as defined below). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided to such terms in the Credit Agreement referred to below (as amended by this First Amendment).
W I T N E S S E T H:
WHEREAS, the Borrower and certain of its subsidiaries from time to time, as guarantors, the Lenders and the Administrative Agent are parties to a Credit and Guaranty Agreement dated as of April 23, 2013 (as amended, modified and supplemented and in effect on the date hereof, the “Credit Agreement”) consisting of a $350,000,000 revolving credit facility;
WHEREAS, the Borrower has proposed to (i) extend the Revolving Facility Maturity Date to April 30, 2018 and (ii) upsize the existing Revolving Commitments by $50,000,000 to a Total Revolving Commitment of $400,000,000, in each case on the terms and conditions set forth herein;
WHEREAS, each of Banco Popular de Puerto Rico, New York Branch and Umpqua Bank (as successor by merger to Sterling Savings Bank) (collectively, the “Terminating Lenders”) desires to consent, solely for the purposes of Section 8 hereto, to this First Amendment in order to assign all of the Revolving Commitments held by it immediately prior to the effectiveness of this First Amendment; and
WHEREAS, each Revolving Lender (other than the Terminating Lenders) immediately prior to the effectiveness of this First Amendment (each, a “Consenting Lender”) desires to consent to the amendments set forth herein.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1 - Credit Agreement Amendments. Subject to the satisfaction of the conditions set forth in Section 2 hereof:
(a) New Definitions. Section 1.01 of the Credit Agreement shall be amended by adding in appropriate alphabetical order the following definitions:
“2014 Extended Revolving Commitment” means the amount set forth in the column “2014 Extended Revolving Commitment” in Section A of Annex A hereto held by the corresponding exhibit 10.36(a)

Revolving Lender as of the First Amendment Effective Date and any assignment thereof in whole or in part.
“2014 Revolving Commitment” shall have the meaning given to such term in the definition of “Revolving Commitment.”
“Anti-Corruption Laws” means all laws, rules and regulations of the United States applicable to Borrower or its Subsidiaries from time to time intended to prevent or restrict bribery or corruption.
“Existing Revolving Commitment” shall have the meaning given to such term in the definition of “Revolving Commitment.”
“First Amendment” means the First Amendment to Credit and Guaranty Agreement, dated as of November 3, 2014, among the Borrower, Citibank, N.A. (as Administrative Agent and Issuing Lender) and the Lenders party thereto.
“First Amendment Effective Date” shall mean the date on which the conditions precedent set forth in Section 2 of the First Amendment have been satisfied or waived in accordance with the terms thereof.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions, which as of the First Amendment Effective Date include Cuba, Iran, North Korea, Sudan and Syria.
“Sanctioned Person” means, at any time, (a) a Person which is subject or target of any Sanctions or (b) any Person owned or controlled by any such Person or Persons.
(b) Amended and Restated Definitions. Section 1.01 of the Credit Agreement shall be amended by amending and restating the following definitions in their entirety:
“Applicable Pricing Grid” shall mean the table set forth below:

Level	Moody’s/S&P Ratings	Applicable Margin Eurodollar Loans	Applicable Margin ABR Loans
I	B-/B3 or worse	3.25%	2.25%
II	B/B2	3.00%	2.00%
III	B+/B1 or better	2.75%	1.75%

For the purposes of the foregoing, (i) if the Ratings established by Moody’s and S&P shall fall within different Levels, the Applicable Margin shall be based on the higher of the two Ratings unless one of the two Ratings is two Levels lower than the other, in which case the Applicable Margin shall be determined by reference to the Level next below that of the higher of the two Ratings, (ii) if the Ratings established by Moody’s and S&P shall be changed (other than as a result of a change in the rating exhibit 10.36(a)

system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency and (iii) if neither Moody’s nor S&P shall have in effect a Rating, the Applicable Margin shall be based on Level I. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If either (but not both) of Moody’s and S&P shall cease to have in effect a Rating (whether as a result of such agency ceasing to be in the business of rating corporate borrowers or otherwise), the Applicable Margin shall be determined by reference to the Rating of the other rating agency.
“Commitment Fee Rate” shall mean 0.50% per annum prior to the First
Amendment Effective Date and 0.40% per annum on and after the First Amendment Effective Date.
“Revolving Commitment” or “Commitment” shall mean the commitment of each Revolving Lender to make Revolving Loans and, if such Revolving Lender is an Issuing Lender, to issue Letters of Credit, hereunder in an aggregate principal amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite its name in Annex A hereto or in the Assignment and Acceptance pursuant to which such Revolving Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Revolving Commitments as of the Closing Date was
$350,000,000 (the “Existing Revolving Commitment”) and the incremental aggregate Revolving Commitment amount as of the First Amendment Effective Date is $50,000,000 (the “2014 Revolving Commitment”), for a Total Revolving Commitment as of the First Amendment Effective Date of $400,000,000.
“Revolving Facility Maturity Date” shall mean (a) with respect to 2014 Extended Revolving Commitments and 2014 Revolving Commitments that have not been extended pursuant to Section 2.28, April 30, 2018, and (b) with respect to any Extended Revolving Commitments, the final maturity date therefor as specified in the applicable Extension Offer accepted by the respective Revolving Lender or Revolving Lenders.
(c)Section 2.19. Section 2.19 of the Credit Agreement is hereby amended by inserting at the end thereof the following: “The Borrower shall pay to the Administrative Agent the fees set forth in that certain Administrative Agent First Amendment Fee Letter dated as of October 31, 2014, between the Administrative Agent and the Borrower.
(d)Section 2.20. Section 2.20(b) of the Credit Agreement is hereby amended by inserting at the end thereof the following: “The Borrower shall pay on the First Amendment Effective Date to each Lender with a 2014 Extended Revolving Commitment or a 2014 Revolving Commitment an upfront fee in an amount as set forth in a separate fee letter entered into by the Borrower with such Lender on or prior to the First Amendment Effective Date.”
(f)Section 2.27. Section 2.27(a) of the Credit Agreement is hereby amended by amending and restating the first sentence thereof to read as follows: “The Borrower may by written notice to the Administrative Agent request, prior to any Revolving Facility Maturity Date with respect to the Revolving Commitments then in effect, an increase to the existing applicable Revolving Commitments by an amount not to exceed $150,000,000 in the aggregate.”
(g)Section 3.15. Section 3.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

exhibit 10.36(a)

“Section 3.15. Anti-Corruption Laws and Sanctions. Borrower has implemented and maintains in effect policies and procedures intended to ensure compliance by Borrower, its Subsidiaries and, when acting in such capacity, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower and its Subsidiaries are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of Borrower, any of its Subsidiaries or to the knowledge of Borrower any of their respective directors or officers is a Sanctioned Person.”
(h)Section 5.05. Section 5.05 of the Credit Agreement is hereby amended by inserting at the end thereof the following: “Borrower will maintain in effect policies and procedures intended to ensure compliance by Borrower, its Subsidiaries and, when acting in such capacity, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.”
(i)Section 6. Section 6 of the Credit Agreement is hereby amended by inserting the following as a new Section 6.11 immediately after Section 6.10:
“Section 6.11. Use of Proceeds. Borrower will not use, and will not permit any of its Subsidiaries to use, the proceeds of any Borrowing or any Letter of Credit (A) in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country (except to the extent permitted by applicable law), or (C) in any manner that would result in the violation of any Sanctions applicable to Borrower or any of its Subsidiaries.”
(j)Annex A. Annex A to the Credit Agreement is hereby deleted and replaced with Annex A hereto.
(k)Schedule 3.06. Schedule 3.06 to the Credit Agreement is hereby deleted and replaced with Schedule 3.06 hereto.
SECTION 2 - Conditions to Effectiveness. This First Amendment shall become effective on the date when each of the following conditions specified below shall have been satisfied (the “First Amendment Effective Date”):
(a)Executed Amendment. The Administrative Agent shall have received signed signature pages to this First Amendment from the Borrower, Citibank, N.A. (as Administrative Agent, Lender and Issuing Lender), Goldman Sachs Bank USA, Apple Bank for Savings, Columbia State Bank, the Terminating Lenders and the Consenting Lenders.
(b)Supporting Documents. The Administrative Agent shall have received in form and substance reasonably satisfactory to the Administrative Agent:
(i)from the Borrower, a certificate of the Secretary of State of the state of Delaware, dated as of a recent date, as to the good standing of that entity and as to the charter documents on file in the office of such Secretary of State;
(ii)from the Borrower, a certificate of the Secretary or an Assistant Secretary (or similar officer), of such entity dated the First Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation and the by-laws of exhibit 10.36(a)

that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of that entity authorizing the execution, delivery and performance by it of this First Amendment, (C) that the certificate of incorporation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of that entity executing this First Amendment or any other document delivered by it in connection herewith (in each case to the extent such entity is a party to such document) (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii)); and
(iii)from the Borrower, an Officer’s Certificate certifying (A) as to the truth in all material respects of the representations and warranties set forth in Section 3 of this First Amendment as though made by it on the First Amendment Effective Date, except to the extent that any such representation or warranty relates to a specified date, in which case as of such date (provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects as of the applicable date, before and after giving effect to this First Amendment), (B) as to the absence of any event occurring and continuing, or resulting from the transactions contemplated hereby to occur on the First Amendment Effective Date, that constitutes a Default or an Event of Default and (C) that, after giving pro forma effect to the 2014 Revolving Commitments, the Borrower is in pro forma compliance with the covenant set forth in Section 6.09(a) of the Credit Agreement.
(c)    Opinions of Counsel. The Administrative Agent shall have received:
(i)a written opinion of James G. Hnat, General Counsel for the Borrower, dated the First Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent; and
(ii)a written opinion of Hughes Hubbard & Reed LLP, special New York counsel to the Borrower, dated the First Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent.
(d)    Payment of Expenses. The Borrower shall have paid all reasonable and documented out-of-pocket expenses of the Administrative Agent (including reasonable attorneys’ fees of Milbank, Tweed, Hadley & McCloy LLP) for which invoices have been presented at least one Business Day prior to the First Amendment Effective Date.
(e)Representations and Warranties. All representations and warranties of the Borrower set forth in Section 3 of this First Amendment shall be true and correct in all material respects on and as of the First Amendment Effective Date, before and after giving effect to the transactions contemplated hereby to occur on the First Amendment Effective Date, as though made on and as of such date (except to the extent any such representation or warranty by its terms is made as of a different specified date, in which case as of such specified date); provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to the transactions contemplated hereby to occur on the First Amendment Effective Date.

exhibit 10.36(a)

(f)No Default or Event of Default. Before and after giving effect to the transactions contemplated hereby to occur on the First Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date.
(g)Patriot Act. The Lenders shall have received at least five (5) days prior to the First Amendment Effective Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, that such Lenders shall have requested from the Borrower prior to such date.
(h)Adjustment of Revolving Loans. Each of the existing Revolving Lenders shall assign to each of the applicable New Lenders, and each of the New Lenders shall purchase from each of the existing Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on the First Amendment Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by the existing Revolving Lenders and New Lenders ratably in accordance with their Revolving Commitments after giving effect to the increased Revolving Commitments on the First Amendment Effective Date. If there is a new Borrowing of Revolving Loans on the First Amendment Effective Date, the Revolving Lenders after giving effect to the First Amendment Effective Date shall make such Revolving Loans in accordance with Section 2.01(a) of the Credit Agreement.
The Administrative Agent shall promptly notify the parties hereto and the other Lenders of the occurrence of the First Amendment Effective Date. On the First Amendment Effective Date and concurrently herewith, the Borrower shall pay to the Administrative Agent and the Lenders the then unpaid balance of all accrued and unpaid Fees due, owing and payable and pursuant to the Credit Agreement, as referred to in Sections 2.19 and 2.20 thereof.
SECTION 3 - Representations and Warranties. In order to induce the other parties hereto to enter into this First Amendment, the Borrower represents and warrants to each of such other parties that on and as of the date hereof after giving effect to this First Amendment:
(a)    no Event of Default has occurred and is continuing or would result from giving effect to the First Amendment;
(b)the representations and warranties contained in the Credit Agreement and the other Loan Documents (other than the representations and warranties set forth in Sections 3.05(b), 3.06 and 3.09(a) of the Credit Agreement), are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof except to the extent that such representations and warranties expressly relate to an earlier date and in such case as of such date; provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to the First Amendment;
(c)except as disclosed in Borrower’s Annual Report on Form 10-K for 2013 or any report filed after December 31, 2013, by Borrower on Form 10-Q or Form 8-K with the SEC, since December 31, 2013 there has been no Material Adverse Change;
(d)as of the First Amendment Effective Date, other than as set forth on Schedule 3.06, (a) each of the Persons listed on Schedule 3.06 is a wholly-owned, direct or indirect Subsidiary of exhibit 10.36(a)

Borrower, and (b) Borrower owns no other Subsidiaries (other than Immaterial Subsidiaries), whether directly or indirectly;
(e)except as disclosed in the Borrower’s Annual Report on Form 10-K for 2013 or any report filed after December 31, 2013, by the Borrower on Form 10-Q or Form 8-K with the SEC since December 31, 2013, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its properties (including any properties or assets that constitute Collateral under the terms of the Loan Documents), before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that (i) are likely to have a Material Adverse Effect or (ii) could reasonably be expected to affect the legality, validity, binding effect or enforceability of the Loan Documents or, in any material respect, the rights and remedies of the Administrative Agent or the Lenders thereunder or in connection with the Transactions; and
(f)Borrower has implemented and maintains in effect policies and procedures intended to ensure compliance by Borrower, its Subsidiaries and, when acting in such capacity, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower and its Subsidiaries are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of Borrower, any of its
Subsidiaries or to the knowledge of Borrower any of their respective directors or officers is a Sanctioned Person.
SECTION 4 - Reference to and Effect on the Credit Agreement; Ratification. At and after the effectiveness of this First Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this First Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this First Amendment, and the obligations of the Borrower hereunder and thereunder, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The parties hereto confirm and agree that the term “Obligations” as used in the Credit Agreement shall include all obligations of the Borrower under the Credit Agreement, as amended by this First Amendment. This First Amendment shall be deemed to be a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.
SECTION 5 - Execution in Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This First Amendment shall become effective as set forth in Section 2, and from and after the First Amendment Effective Date shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted transferees and permitted assigns. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this First Amendment.
SECTION 6 - Governing Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED

exhibit 10.36(a)

BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 7 – New Lenders. Subject to the satisfaction of the conditions set forth in Section 2 and effective as of the First Amendment Effective Date, Goldman Sachs Bank USA, Apple Bank for Savings and Columbia State Bank each (i) shall be deemed to be a party to the Credit Agreement (as amended by this First Amendment), (ii) shall be bound by the terms and conditions, and subject to the rights and obligations, of a Lender under the Credit Agreement and the other Loan Documents and (iii) shall have its Revolving Commitment be in full force and effect as and from the First Amendment Effective Date.
SECTION 8 – Terminating Lenders. Effective as of the First Amendment Effective Date, each Terminating Lender hereby consents to the assignment of all of the Revolving Commitments held by it immediately prior to the effectiveness of this First Amendment to the New Lenders, in each case to be allocated in such amounts as shall be necessary in order that, after giving effect to all such assignments and any additional Revolving Commitment made by it, each New Lender will hold a Revolving Commitment as set forth on Annex A to this First Amendment.
SECTION 9 - Waiver of Notice. The Administrative Agent and each Consenting Lender waives the requirement for it to receive the notice specified in Sections 2.27(a) and 2.28(d) with respect to the transactions contemplated by this First Amendment.
[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

exhibit 10.36(a)

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the day and year above written.

CITIBANK, N.A.,
as Administrative Agent, Lender and Issuing Lender

By: /s/ J. Shanahan
Name: J Shanahan
Title: Vice President

First Amendment To Credit And Guaranty Agreement

exhibit 10.36(a)

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the day and year above written.
CITIBANK, N.A.,
as Administrative Agent, Lender and Issuing Lender
By:_________________
Name
Title:
JETBLUE AIRWAYS CORPORATION
By: /s/ James F. Leddy
Name: James F. Leddy
Title: SVP, Treasurer

First Amendment To Credit And Guaranty Agreement

exhibit 10.36(a)

JPMorgan Chase Bank, NA., as Lender
By: /s/ Matthew H. Massie
Name: Matthew H. Massie
Title: Managing Director

First Amendment To Credit And Guaranty Agreement

exhibit 10.36(a)

Morgan Stanley Senior Funding, Inc., as Lender

By: /s/ Michael King
Name: Michael King
Title: Vice President

First Amendment To Credit And Guaranty Agreement

exhibit 10.36(a)

Credit Agricole Corporate and Investment Bank, as Lender
By: /s/ Thomas Jean
Name: Thomas Jean
Title: Director

By: /s/ Charles Moran
Name: Charles Moran
Title: Director

First Amendment To Credit And Guaranty Agreement

exhibit 10.36(a)

BNP Paribas, as Lender
By: /s/ Stephanie Klein
Name: Stephanie Klein
Title: Vice President

By: /s/ Robert Papas
Name: Robert Papas
Title: Director

First Amendment To Credit And Guaranty Agreement

exhibit 10.36(a)

Barclays Bank PLC, as Lender

By: /s/ Christopher R. Lee
Name: Christopher R. Lee
Title: Assistant Vice President

First Amendment To Credit And Guaranty Agreement

exhibit 10.36(a)

Bank of America N.A., as Lender

By: /s/ J Stephen Merrick
Name: J Stephan Merrick
Title: Managing Director

First Amendment To Credit And Guaranty Agreement

exhibit 10.36(a)

Goldman Sachs Bank USA, as Lender

By: /s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

First Amendment To Credit And Guaranty Agreement

exhibit 10.36(a)

Apple Bank for Savings, as Lender

By: /s/ Steven C. Bush
Name: Steven C. Bush
Title: Executive Vice President & Chief Operating Officer

First Amendment To Credit And Guaranty Agreement

exhibit 10.36(a)

Columbia State Bank, as Lender

By: /s/ Colin Duffy
Name: Colin Duffy
Title: Senior Vice President

First Amendment To Credit And Guaranty Agreement

exhibit 10.36(a)

CONSENTED TO SOLELY FOR PURPOSES OF SECTION 8:

BANCO POPULAR DE PUERTO RICO, NEW YORK BRANCH, as Terminating Lender

By: /s/ Hector J. Gonzalez
Name: Hector J. Gonzalez
Title: Vice President

First Amendment To Credit And Guaranty Agreement

exhibit 10.36(a)

CONSENTED TO SOLELY FOR PURPOSES OF SECTION 8:
Umpqua Bank, as successor by merger to Sterling Savings Bank, as Terminating Lender
By: /s/ Kenneth L. Alterman
Name: Kenneth L. Alterman
Title: SVP

First Amendment To Credit And Guaranty Agreement

exhibit 10.36(a)

ANNEX A

LENDERS AND COMMITMENTS

A. Existing Revolving Commitments
Revolving Lender	2014 Extended Revolving Commitment
Citibank, N.A.	$65,000,000
JPMorgan Chase Bank, N.A.	$25,000,000
Morgan Stanley Senior Funding, Inc.	$50,000,000
Credit Agricole Corporate and Investment Bank	$25,000,000
BNP Paribas	$40,000,000
Barclays Bank PLC	$75,000,000
Bank of America N.A.	$35,000,000
TOTAL:	$315,000,000

B. 2014 Revolving Commitments
Revolving Lender	2014 Revolving Commitment
Goldman Sachs Bank USA	$45,000,000
Apple Bank for Savings	$30,000,000
Columbia State Bank	$10,000,000
TOTAL:	$85,000,000

C. Total Revolving Commitments
Revolving Lender	Revolving Commitment
Citibank, N.A.	$65,000,000
JPMorgan Chase Bank, N.A.	$25,000,000
Morgan Stanley Senior Funding, Inc.	$50,000,000
Credit Agricole Corporate and Investment Bank	$25,000,000
BNP Paribas	$40,000,000
Barclays Bank PLC	$75,000,000
Bank of America N.A.	$35,000,000
Goldman Sachs Bank USA	$45,000,000
Apple Bank for Savings	$30,000,000
Columbia State Bank	$10,000,000
TOTAL:	$400,000,000

exhibit 10.36(a)

D.    Lender Notices
Citibank, N.A.
Citi Corporate and Investment Banking
388 Greenwich Street
New York, New York 10013
Facsimile: (646) 291-1498
Attention: Christopher Lewis
Meghan O’Connor

JPMorgan Chase Bank, N.A.
383 Madison Avenue, Floor 24
New York, New York 10179
Facsimile: (212) 270-5432
Attention: Matthew H. Massie

Morgan Stanley Senior Funding, Inc.
c/o Morgan Stanley Loan Servicing
1300 Thames Street Wharf, 4th Floor
Baltimore, Maryland 21231
Facsimile: (443) 627-4355

Credit Agricole Corporate and Investment Bank Transportation Group
1301 Avenue of the Americas,
New York, NY 10019
Attention: Gene Levitin, Thomas Jean and Kinnary Armstrong
Email: Yevgeniya.levitin@ca-cib.com
Thomas.jean@ca-cib.com
Kinnary.armstrong@ca-cib.com

BNP Paribas
787 Seventh Avenue
New York, New York 10019
Facsimile: (212) 841-2748

exhibit 10.36(a)

Barclays Bank PLC
Bank Debt Management
745 Seventh Avenue, 27th Floor
New York, New York 10019
Facsimile: (212) 220-9646
Attention: Christopher R. Lee

Bank of America, N.A.
c/o Bank of America Merrill Lynch
315 Montgomery Street, 6th Floor
San Francisco, California 94104
Facsimile: (415) 228-7282

Goldman Sachs Bank USA
c/o Goldman, Sachs & Co.
30 Hudson Street, 5th Floor
Jersey City, New Jersey 07302
Attention: Michelle Latzoni

Apple Bank for Savings
122 East 42nd Street
New York, New York 10168
Facsimile: (212) 224-6596
Attention: Jonathan Byron

Columbia State Bank
Commercial Banking
719 2nd Avenue, Suite 500
Seattle, Washington 98104
Facsimile: (206) 223-4540
Attention: Colin Duffy

exhibit 10.36(a)

SCHEDULE 3.06
SUBSIDIARIES
OF
JETBLUE AIRWAYS CORPORATION
Jurisdiction of Incorporation    Ownership (directly or
indirectly)
BlueBermuda Insurance, LTD    Bermuda    100%